Southern Connecticut Bancorp, Inc. 10-K

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-118166 filed on August 12, 2004 and No. 333-131030 filed on January 13, 2006) of Southern Connecticut Bancorp, Inc. and Subsidiaries of our report dated March 28, 2013 relating to our audit of the consolidated financial statements, which appears on page F-2 of the Annual Report on Form 10-K of Southern Connecticut Bancorp, Inc. and Subsidiaries for the year ended December 31, 2012.

/s/McGladrey LLP

New Haven, Connecticut
March 28, 2013